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                                                                    EXHIBIT (21)



                          COOPER TIRE & RUBBER COMPANY
                                  SUBSIDIARIES

Cooper Tire & Rubber Company (Parent) (Delaware)
    Alga Investments Company (Georgia)
    Cooper International Holding Corporation (Delaware)
         Cooper International Rubber, Limited (Jamaica) (Inactive)
    Cooper International Trading Inc. (Ohio)
    Cooper Tire Holding Company (Ohio)
         Cooper Technology Services, LLC (Ohio)
    Cooper Tire International Trading Company (Cayman Islands)
         Cooper Tire & Rubber International Trading Limited (Cayman Islands) Branch Office (Singapore)
    Cooper Tire & Rubber Co. Shanghai Rep Office (China) (Branch)
    Cooper Tire & Rubber Foundation (Ohio)
    Cooper Tyre & Rubber Company UK Limited (England)
         Cooper-Avon Pneumatiques Sarl (France)
         Cooper-Avon Reifen (Deutschland) GmbH (Germany)
         Cooper-Avon (Suisse) SA (Switzerland)
         Cooper-Avon Tyres Limited (England)
         Cooper-Avon International Development Limited (England)
                      Cooper-Avon Italia S.r.l. (Italy)
    CTB (Barbados) Investment Co. Ltd.
         Cooper Kenda Global Holding Co. Ltd. (Barbados (50 % owned)
                      Cooper Kenda Tire (Kunshan) Co., Ltd.
         Cooper Kenda Global Holding Investment Co. Ltd. (Barbados) (80 % owned)
                      Cooper (Shanghai) Trading Co., Ltd.
    CTBX Company (Ohio)
    Ilpea Equity, LLC (0.6264 % owned)
    Master Assurance & Indemnity Ltd (Bermuda)
    Max-Trac Tire Co., Inc. (Ohio)
    Mickey Thompson International, Inc. (Virgin Island) (Inactive)
    Nishikawa Rubber Co., Ltd (Japan) (1.43 % owned)
    Oliver Rubber Company (California)
         Admiral Remco Inc. (Ohio)
         BFNZ-ORC Limited (New Zealand) (50 % owned)
         Oliver Rubber Canada Limited (Canada)
         Oliver Rubber Ltd. (Canada) (Inactive)
    RubberNetwork.com LLC (Georgia) (6.58% Owned)
    TVTC Inc. (Texas)




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